                                                                     EXHIBIT 4.2

                 PROVISIONS ATTACHING TO THE EXCHANGEABLE SHARES


    The Exchangeable Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:

                                    ARTICLE 1

                                 INTERPRETATION

    1.1 For the purposes of these rights, privileges, restrictions and conditions:

    "Act" means the Business Corporations Act (Alberta), as amended, consolidated or reenacted from time to time.

    "Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of Devon Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of Exchangeable Shares then issued and outstanding and held by holders (other than Devon and its Subsidiaries) multiplied by (ii) the number of votes to which a holder of one share of Devon Common Stock is entitled with respect to such matter, proposition or question.

    "Automatic Redemption Date" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be the first to occur of (a) the date, if any, selected pursuant to this clause (a) by the Board of Directors of the Corporation, such date to be no earlier than the 10th anniversary of the Effective Date of the Arrangement, (b) the date selected by the Board of Directors of the Corporation (such date to be no earlier than the third anniversary of the Effective Date of the Arrangement) at a time when less than 5% of the number of Exchangeable Shares issuable on the Effective Date (other than Exchangeable Shares held by Devon and its Subsidiaries, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issuance or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into or carrying rights to acquire Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction involving or affecting the Exchangeable Shares) are outstanding, (c) the Business Day prior to the record date for any meeting or vote of the shareholders of the Corporation to consider any matter on which the holders of Exchangeable Shares would be entitled to vote as shareholders of the Corporation, but excluding any meeting or vote as described in clause (d) below, (d) the Business Day following the day on which the holders of Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, if and to the extent such action is required, to approve or disapprove, as applicable, any change to, or in the rights of the holders of, Exchangeable Shares, if the approval or disapproval, as applicable, of such change would be required to maintain the economic and legal equivalence of the Exchangeable Shares and the Devon Common Stock or (e) the date on which the share purchase rights issued pursuant to the Rights Agreement, dated as of April 17, 1995, as amended, between Devon and First National Bank of Boston (or pursuant to any similar successor or replacement rights agreement) would separate from the shares of Devon Common Stock and become exercisable.

    "Board of Directors" means the board of directors of the Corporation and any committee thereof acting within its authority.

    "Business Day" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of Oklahoma City, Oklahoma and Calgary, Alberta.

    "Common Shares" means the common shares in the capital of the Corporation.

    "Corporation" means Northstar Energy Corporation, a corporation organized and existing under the Act and includes any successor corporation.

    "Current Market Price" means, in respect of a share of Devon Common Stock on any date, the average of the closing sale prices per share (computed and rounded to the third decimal point) of shares of Devon Common Stock during the period of 20 consecutive trading days ending not more than five trading days before such date on the American Stock Exchange, or, if Devon Common Stock is not then traded on the American Stock Exchange, on such other principal U.S. stock exchange or automated quotation system on which the Devon Common Stock is listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if, in the opinion of the Board of Directors the public distribution or trading activity of Devon Common Stock during such period does not create a market which reflects the fair market value of a share of Devon Common Stock, then the Current Market Price of a share of Devon Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further than any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

    "Devon" means Devon Energy Corporation, a corporation organized and existing under the laws of the State of Oklahoma and includes any successor corporation.

    "Devon Call Notice" has the meaning provided in Section 6.3.

    "Devon Common Stock" means the shares of common stock of Devon, with a par value of U.S. $0.10 per share, having voting rights of one vote per share, and any other securities resulting from the application of Section 2.7 of the Support Agreement.

    "Devon Dividend Declaration Date" means the date on which the board of directors of Devon declares any dividend on the Devon Common Stock.

    "Devon Special Share" means the one share of Special Voting Stock of Devon, with a par value of U.S. $0.10, and having voting rights at meetings of holders of Devon Common Stock equal to the Aggregate Equivalent Voting Amount.

    "Exchange Put Date" has the meaning provided in Section 8.2.

    "Exchange Put Right" has the meaning provided in Section 8.1.

    "Exchangeable Share Consideration" means, for any acquisition of or redemption of or distribution of assets of the Corporation in respect of or purchase pursuant to these share provisions, the Plan of Arrangement, the Support Agreement or the Voting and Exchange Trust Agreement:

        a. certificates representing the aggregate number of shares of Devon Common Stock deliverable in connection with such action;

        b. a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared, payable and unpaid, and all undeclared but payable, cash dividends deliverable in connection with such action; and

        c. such stock or other property constituting any declared and unpaid, and all undeclared but payable, non-cash dividends deliverable in connection with such action,

provided that (i) that part of the consideration which represents (a) above, shall be fully paid and satisfied by the delivery of one share of Devon Common Stock for each one Exchangeable Share, such share to be duly issued as a fully paid and non-assessable share, (ii) that part of the consideration which represents (c), above, unpaid shall be fully paid and satisfied by delivery of such non-cash items, and (iii) any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest less any tax required to be deducted and withheld therefrom and without interest.

    "Exchangeable Share Price" means, for each Exchangeable Share, an amount equal to the aggregate of:

        a. the Current Market Price of a share of Devon Common Stock; plus

        b. an additional amount equal to the full amount of all cash dividends declared, payable and unpaid on such Exchangeable Share; plus

        c. an additional amount equal to all dividends declared and payable on Devon Common Stock which have not been declared on Exchangeable Shares in accordance herewith; plus

        d. an additional amount representing non-cash dividends declared, payable and unpaid on such Exchangeable Share.

    "Exchangeable Shares" means the Exchangeable Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

    "Liquidation Amount" has the meaning provided in Section 5.1.

    "Liquidation Call Right" has the meaning provided in the Plan of Arrangement.

    "Liquidation Date" has the meaning provided in Section 5.1.

    "Plan of Arrangement" means the plan of arrangement involving and affecting the Corporation, Devon and the holders of common shares and options of the Corporation under section 186 of the Act contemplated in the Combination Agreement by and among Devon and the Corporation, dated as of June 29, 1998, as amended and restated from time to time.

    "Purchase Price" has the meaning provided in Section 6.3.

    "Redemption Call Purchase Price" has the meaning provided in the Plan of Arrangement.

    "Redemption Call Right" has the meaning provided in the Plan of Arrangement.

    "Redemption Price" has the meaning provided in Section 7.1.

    "Retracted Shares" has the meaning provided in subsection 6.1(a).

    "Retraction Call Right" has the meaning provided in subsection 6.1(c).

    "Retraction Date" has the meaning provided in subsection 6.1(b).

    "Retraction Price" has the meaning provided in Section 6.1.

    "Retraction Request" has the meaning provided in Section 6.1.

    "Subsidiary", in relation to any person, means any body corporate, partnership, joint venture, association or other entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

    "Support Agreement" means the Support Agreement between Devon and the Corporation, made as of December 10, 1998.

    "Transfer Agent" means the duly appointed transfer agent for the time being of the Exchangeable Shares, and, if there is more than one such transfer agent, then the principal Canadian transfer agent.

    "Trustee" means the Trustee appointed under the Voting and Exchange Trust Agreement, and any successor trustee.

    "Voting and Exchange Trust Agreement" means the Voting and Exchange Trust Agreement among the Corporation, Devon and the Trustee, made as of December 10 , 1998.


                                    ARTICLE 2

                         RANKING OF EXCHANGEABLE SHARES

    2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

                                    ARTICLE 3

                                    DIVIDENDS

    3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Devon Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the Devon Common Stock, in an amount in cash for each Exchangeable Share equal to the cash dividend declared on each share of Devon Common Stock, (b) in the case of a stock dividend declared on the Devon Common Stock to be paid in Devon Common Stock, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of Devon Common Stock to be paid on each share of Devon Common Stock, (c) in the case of a dividend declared on the Devon Common Stock in property other than cash or securities of Devon, in such type and amount of property for each Exchangeable Share as is the same as the type and amount of property declared as a dividend on each share of Devon Common Stock or (d) in the case of a dividend declared on the Devon Common Stock to be paid in securities of Devon other than Devon Common Stock, in such number of either such securities or economically equivalent securities of the Corporation, as the Board of Directors determines, for each Exchangeable Share as is equal to the number of securities of Devon to be paid on each share of Devon Common Stock. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

    3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by subsection 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share (less any tax required to be deducted and withheld from such dividends paid or credited by the Corporation) shall satisfy the cash dividends represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by subsections 3.1(b) or (d) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby or dividend payable in other securities represented thereby. Such other type and amount of property in respect of any dividends contemplated by subsection 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. In all cases, any such dividends shall be subject to any reduction or adjustment for tax required to be deducted and withheld from such dividends paid or credited by the Corporation. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend which is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or which otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

    3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Devon Common Stock.

    3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends which remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

    3.5 Except as provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof.

                                    ARTICLE 4

                              CERTAIN RESTRICTIONS

    4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Article 10 of these share provisions:

        a. pay any dividends on the Common Shares, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in any such other shares ranking junior to the Exchangeable Shares;

        b. redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

        c. redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect of the payment of dividends or on any liquidation distribution; or

        d. amend the articles or by-laws of the Corporation, in either case in any manner that would affect the rights or privileges of the holders of the Exchangeable Shares.

    The restrictions in subsections 4.1(a), 4.1(b) and 4.1(c) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared with a record date on or following the effective date of the Plan of Arrangement on the Devon Common Stock shall have been declared on the Exchangeable Shares and paid in full. Nothing herein shall be interpreted to restrict the Corporation from issuing additional Common Shares.

                                    ARTICLE 5

                           DISTRIBUTION ON LIQUIDATION

    5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution or winding-up (the "Liquidation Date"), before any distribution of any part of the assets of the Corporation to the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Amount") in accordance with Section 5.2. In connection with payment of the Liquidation Amount, the Corporation shall be entitled to liquidate some of the Devon Common Stock which would otherwise be deliverable as Exchangeable Share Consideration to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

    5.2 On or promptly after the Liquidation Date, and subject to the exercise by Devon of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation and such additional documents and instruments as the

Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of Exchangeable Shares, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Liquidation Amount. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Devon Common Stock delivered to them. Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

    5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                    ARTICLE 6

                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

    6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Devon of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "Retraction Price") in accordance with Section 6.4. In connection with payment of the Retraction Price, the Corporation shall be entitled to liquidate some of the Devon Common Stock that would otherwise be deliverable as Exchangeable Share Consideration to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule "A" hereto or in such other form as may be acceptable to the Corporation:

        a. specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

        b. stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than five Business Days nor more than

    10 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

        c. acknowledging the overriding right (the "Retraction Call Right") of Devon to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares in accordance with the Retraction Call Right on the terms and conditions set out in
    Section 6.3 below.

    6.2 Subject to the exercise by Devon of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in
Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares in accordance with Section 6.4 hereof. If only a part of the Exchangeable Shares represented by any certificate are redeemed or purchased by Devon pursuant to the Retraction Call right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

    6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Devon thereof. In order to exercise the Retraction Call Right, Devon must notify the Corporation in writing of its determination to do so (the "Devon Call Notice") within two Business Days of such notification. If Devon does not so notify the Corporation within such two Business Days, the Corporation will notify the holder as soon as possible thereafter that Devon will not exercise the Retraction Call Right. If Devon delivers the Devon Call Notice within such two Business Days, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Devon in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Devon shall purchase from such holder and such holder shall sell to Devon on the Retraction Date the Retracted Shares for a purchase price per share (the "Purchase Price") equal to the Retraction Price. For the purposes of completing a purchase pursuant to the Retraction Call Right, Devon shall deposit with the Transfer Agent, on or before the Retraction Date, the Exchangeable Share Consideration representing the total Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Devon does not deliver a Devon Call Notice within two Business Days or otherwise comply with these Exchangeable Share provisions in respect thereto, and provided that Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this
Article 6.

    6.4 The Corporation or Devon, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, and such delivery of such Exchangeable Share Consideration to the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, except as to any cheque included therein which is not paid on due presentation.

    6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive such holder's proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Devon shall thereafter be considered and deemed for all purposes to be a holder of the Devon Common Stock delivered to it. Notwithstanding the foregoing, until such payment of such Exchangeable Share Consideration to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

    6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Devon shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of liquidity or solvency requirements or applicable law shall be deemed by giving the Retraction Request to require Devon to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Devon to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement, and Devon shall make such purchase.

    6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Devon shall be deemed to have been revoked.

                                    ARTICLE 7

              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

    7.1 Subject to applicable law, and if Devon does not exercise the Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "Redemption Price") in accordance with Section
7.3. In connection with payment of the Redemption Price, the Corporation shall be entitled to liquidate some of the Devon Common Stock which would otherwise be deliverable as Exchangeable Share Consideration to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

    7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation, or the Transfer Agent on behalf of the Corporation, shall, at least 45 days before an Automatic Redemption Date or before a possible Automatic Redemption Date which may result from a failure of the holders of Exchangeable Shares to take necessary action as described in clause (d) of the definition of Automatic Redemption Date send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption or possible redemption by the Corporation or the purchase by Devon under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right. In the case of any notice given in connection with a possible Automatic Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

    7.3 On or after the Automatic Redemption Date and subject to the exercise by Devon of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation, of the Exchangeable Share Consideration representing the total Redemption Price. On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Devon Common Stock delivered to them. Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration is made, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

                                    ARTICLE 8

                               EXCHANGE PUT RIGHT

    8.1 Upon and subject to the terms and conditions contained in these share provisions and the Voting and Exchange Trust Agreement:

        a. a holder of Exchangeable Shares shall have the right (the "Exchange Put Right") at any time to require Devon to purchase all or any part of the Exchangeable Shares of the holder; and

        b. upon the exercise by the holder of the Exchange Put Right and provided that, at the time of purchase, the Exchangeable Shares are listed on a recognized Canadian stock exchange, the holder shall be required to sell to Devon, and Devon shall be required to purchase from the holder, that number of Exchangeable Shares in respect of which the Exchange Put Right is exercised, in consideration of the payment by Devon of the Exchangeable Share Price applicable thereto (which shall be the Exchangeable Share Price applicable on the last Business Day prior to receipt of notice required under section 8.2) and delivery by or on behalf of Devon of the Exchangeable Share

    Consideration representing the total applicable Exchangeable Share Price. In connection with payment of the Exchangeable Share Consideration, the Corporation shall be entitled to liquidate some of the Devon Common Stock which would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

    8.2 The Exchange Put Right provided in section 8.1 hereof and in Article 5 of the Voting and Exchange Trust Agreement may be exercised at any time by notice in writing given by the holder to and received by the Trustee (the date of such receipt, the "Exchange Put Date") and accompanied by presentation and surrender of the certificates representing such Exchangeable Shares, together with such documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Trustee may reasonably require, at the principal transfer offices in Calgary, Alberta and Toronto, Ontario of the Trustee, or at such other office or offices of the Trustee or of other persons designated by the Trustee for that purpose as may from time to time be maintained by the Trustee for that purpose. Such notice may be (i) in the form of the panel, if any, on the certificates representing Exchangeable Shares, (ii) in the form of the notice and election contained in any letter of transmittal distributed or made available by the Corporation for that purpose, or (iii) in other form satisfactory to the Trustee (or such other persons aforesaid), shall stipulate the number of Exchangeable Shares in respect of which the right is exercised (which may not exceed the number of shares represented by certificates surrendered to the Trustee), shall be irrevocable unless the exchange is not completed in accordance herewith and with the Voting and Exchange Trust Agreement and shall constitute the holder's authorization to the Trustee (and such other persons aforesaid) to effect the exchange on behalf of the holder.

    8.3 The completion of the sale and purchase referred to in section 8.1 shall be required to occur, and Devon shall be required to take all actions on its part necessary to permit it to occur, not later than the close of business on the third Business Day following the Exchange Put Date.

    8.4 The surrender by the holder of Exchangeable Shares under section 8.2 shall constitute the representation, warranty and covenant of the holder that the Exchangeable Shares so purchased are sold free and clear of any lien, encumbrance, security interest or adverse claim or interest.

    8.5 If a part only of the Exchangeable Shares represented by any certificate are to be sold and purchased pursuant to the exercise of the Exchange Put Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

    8.6 Upon receipt by the Trustee of the notice, certificates and other documents or instruments required by section 8.2, the Trustee shall deliver or cause to be delivered, on behalf of Devon and subject to receipt by the Trustee from Devon of the applicable Exchangeable Share Consideration, to the relevant holder at the address of the holder specified in the notice or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Trustee (or other persons aforesaid) maintained for that purpose, the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price, within the time stipulated in section 8.3. Delivery by Devon to the Trustee of such Exchangeable Share Consideration shall be deemed to be payment of and shall satisfy and discharge all liability for the total applicable Exchangeable Share Price, except as to any cheque included therein which is not paid on due presentation.

    8.7 On and after the close of business on the Exchange Put Date, the holder of the Exchangeable Shares in respect of which the Exchange Put Right is exercised shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total applicable Exchangeable Share Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Exchangeable Share Consideration shall not be made, in which case the rights of such holder shall remain unaffected until such payment has been made. On and after the close of business on the Exchange Put Date provided that presentation and surrender of certificates and payment of the Exchangeable Share Consideration has been made in accordance with the foregoing provisions, the holder of the Exchangeable Shares so purchased by Devon shall thereafter be considered and deemed for all purposes to be a holder of the Devon Common Stock delivered to it. Notwithstanding the foregoing, until payment of the Exchangeable Share Consideration to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

                                   ARTICLE 9

                                 VOTING RIGHTS


    9.1 Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                   ARTICLE 10

                             AMENDMENT AND APPROVAL

    10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but, except as hereinafter provided, only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

    10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy at a meeting of holders of Exchangeable Shares (excluding Exchangeable Shares beneficially owned by Devon or its Subsidiaries) duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares at that time are present or represented by proxy. If at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting, the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy at such meeting (excluding Exchangeable Shares beneficially owned by Devon or its Subsidiaries) shall constitute the approval or consent of the holders of the Exchangeable Shares. For the purposes of this section, any spoiled votes, illegible votes, defective votes and abstinences shall be deemed to be votes not cast.

                                   ARTICLE 11

            RECIPROCAL CHANGES, ETC. IN RESPECT OF DEVON COMMON STOCK

    11.1

    a. Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Devon will not:

        i. issue or distribute shares of Devon Common Stock (or securities exchangeable for or convertible into or carry rights to acquire shares of Devon Common Stock) to the holders of all or substantially all of the then outstanding shares of Devon Common Stock by way of stock dividend or other distribution; or

        ii. issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of Devon Common Stock entitling them to subscribe for or to purchase shares of Devon Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Devon Common Stock); or

        iii. issue or distribute to the holders of all or substantially all of the then outstanding shares of Devon Common Stock (A) shares or securities of Devon of any class other than Devon Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of Devon Common Stock), (B) rights, options or warrants other than those referred to in subsection 11.1(a)(ii) above, (C) evidences of indebtedness of Devon or
    (D) assets of Devon;

    unless

        iv. one or both of Devon and the Corporation is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to the holders of the Exchangeable Shares; and

        v. one or both of Devon and the Corporation shall issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to the holders of the Exchangeable Shares.

    b. Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Devon will not:

        i. subdivide, redivide or change the then outstanding shares of Devon Common Stock into a greater number of shares of Devon Common Stock; or

        ii. reduce, combine or consolidate or change the then outstanding shares of Devon Common Stock into a lesser number of shares of Devon Common Stock; or

        iii. reclassify or otherwise change the shares of Devon Common Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the shares of Devon Common Stock;

    unless

        iv. the Corporation is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Shares; and

        v. the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares.

    The Support Agreement further provides, in part, that, with the exception of certain ministerial amendments, the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Article 10 of these share provisions.

                                   ARTICLE 12

               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

    12.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Devon with all provisions of the Support Agreement, the Voting Trust and Exchange Agreement and Devon's Amended and Restated Certificate of Incorporation applicable to the Corporation and Devon, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

    12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement, the Voting Trust and Exchange Agreement or Devon's Amended and Restated Certificate of Incorporation without the approval of the holders of the Exchangeable Shares given in accordance with Article 10 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purpose of:

        a. adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; or

        b. making such provisions or modifications not inconsistent with such agreement or certificate as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

        c. making such changes in or corrections to such agreement or certificate which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 13

                                     LEGEND

    13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights and exchange provisions thereunder).

                                   ARTICLE 14

                                  MISCELLANEOUS

    14.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

    14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction, redemption or exchange of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be, and the method of any such presentation and surrender of certificates shall be at the sole risk of the holder.

    14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last address of such holder known to the Corporation. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be or intended to be taken by the Corporation.

    14.4 For greater certainty, the Corporation shall not be required for any purpose under these share provisions to recognize or take account of persons who are not so recorded in such securities register.

    14.5 All Exchangeable Shares acquired by the Corporation upon the redemption or retraction thereof shall be canceled.